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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

        This Employment Agreement is made and entered into by and between MachOne Communications, Inc. ("Company") and Kevin Grundy ("Employee") effective as of February 26, 1998.

                                 I. Definitions.

        A. "COMMENCEMENT DATE" shall mean February 25, 1998.

        B. "GOOD REASON" shall mean any of the following conditions: (i) a decrease in Employee's base salary and/or bonus compensation; (ii) a material, adverse change in Employee's title, authority, responsibilities or duties; (iii) Company's relocation of the principal place of Employee's employment more than fifty (50) miles; (iv) Company's material breach of any provision of this Agreement; (v) Company's failure to obtain the assumption of this Agreement by Company's successor or assign; (vi) Company's failure to continue Employee's opportunity to participate, on the same or more favorable terms, in benefit or compensation programs in which Employee was participating; or (vii) any purported termination of Employee's employment for "material breach of contract" which is not effected following a written notice and reasonable opportunity to cure.

        C. Termination for "CAUSE" shall mean: (i) Employee's theft, dishonesty, or falsification of any Company documents or records; (ii) Employee's improper use or disclosure of Company's confidential or proprietary information; (iii) any intentional act by Employee that has a materially detrimental effect on Company's reputation or business; (iv) Employee's failure to perform any reasonable assigned duties after written notice from Company and a reasonable opportunity to cure; or (v) any uncured material breach by Employee of any written agreement between Employee and Company.

                             II. Position and Duties

        Employee shall be employed by Company as its Vice President of Engineering reporting only to the President effective on the Commencement Date. In that position, Employee agrees to devote his full business time, energy and skill to his duties at Company. Employee and Company agree that he will perform such duties at Company's principal place of business, which shall be 992 South De Anza Blvd., San Jose, CA 95129. These duties shall include the development of aggregator modem and related software and hardware utilized by Company to deliver its services to Company customers and affiliates.


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                               Term of Employment

        Employee's employment with Company will be for no specified term, and may be terminated by Company or Employee at any time, with or without cause. Upon the termination of Employee's employment with Company for any reason, neither Company nor Employee shall have any further obligation or liability under this Agreement to the other, except as set forth in paragraphs V, VI and VII below.

                                III. Base Salary

        In the position as outlines above, Employee shall be paid a monthly Base Salary of $10,000 per month ($120,000 on an annualized basis), subject to applicable withholding, in accordance with Company's normal payroll procedures.

                                  IV. Benefits

        Employee shall be entitled to the benefits afforded to other members of senior management under Employee's vacation, holiday and business expense reimbursement policies. Employee shall be entitled to the medical and dental benefits provided to other employees of Company.

        A. Benefits Upon Voluntary Termination: In the event of Employee's voluntary termination from employment with Company (unless otherwise set forth herein), Employee shall be entitled to no compensation or benefits from Company other than those earned through the date of such termination or in the case of any stock options, vested through the date of such termination.

        B. Benefits Upon Other Termination. In the event of the termination of Employee's employment by Company for the reasons set forth below, he shall be entitled to:

                1. Termination for Cause. If Employee's employment is terminated by Company for Cause as defined above, Employee shall be entitled to no compensation or benefits from Company other than those earned under through the date of termination, or in the case of any stock options, vested through the date of termination.

                2. Termination Without Cause. If Employee is terminated by Company for any reason other than for Cause (or resigns for Good Reason), including the death of Employee, Employee shall be entitled to all accrued compensation (including pro-rated target bonuses), salary and benefits for three months following termination, plus continued vesting under the Options for a period of six (6) months.

                    V. Stock Vesting Upon Death or Disability

        If Employee's employment ceases as a result of death or disability, as of the date of such termination: (i) the vested percentage of options or shares for Company stock held by Employee at that time shall then be multiplied by a factor of two (2) (but in no case shall the vested percentage exceed 100%).


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           VI. Employee Inventions and Proprietary Rights Assignment.

        Employee agrees to abide by the terms and conditions of Company's standard Employee Inventions and Proprietary Rights Assignment Agreement as executed by Employee and attached hereto as Exhibit A.

                    VII. Agreement Not To Compete Unfairly.

        Employee agrees that in the event of his termination at any time and for any reason, he shall not compete with Company in any unfair manner, including, without limitation, using any confidential or proprietary information of Company to compete with Company in any way. Employee agrees that for a period of one (1) year after the date of the termination of his employment for any reason, he shall not, either directly or indirectly, solicit the services, or attempt to solicit the services, of any employee of Company to any other person or entity.

                            VIII. General Provisions.

        A. Dispute Resolution: In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Employee and Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California in accordance with its National Employment Dispute Resolution rules, as those rules are currently in effect (and not as they may be modified in the future). Employee acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of trade secrets or proprietary information.

        B. Attorneys' Fees: The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

        C. Interpretation: Employee and Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

        D. Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Employee, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

        E. Entire Agreement: This Agreement constitutes the entire employment agreement between Employee and Company regarding the terms and conditions of his employment, with the exception of (i) the Employee Inventions and Proprietary Rights Assignment Agreement described in paragraph VII and (ii) any stock option agreements between Employee and Company. To the extent that any provision of such option agreement conflicts with this Agreement, this Agreement shall control. This Agreement


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        (including the documents described in (i) and (ii) herein) supersedes all prior negotiations, representations or agreements between Employee and Company, whether written or oral, concerning Employee's employment by Company.

        F. Validity: If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby, while giving the greatest possible effect to the parties' intent and the exchange of consideration set forth in the Agreement.

        G. Modification: This Agreement may only be modified or amended by a supplemental written agreement signed by Employee and Company.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                      MACHONE COMMUNICATIONS, INC.

Date: 2/26/98                         By: PETER D. OLSON
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                                      Its: President
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Date:                                 Signature: /s/ KEVIN GRUNDY
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                                      Printed Name: Kevin Grundy
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